Exhibit 99.2
Final Transcript
Conference Call Transcript
SAFM — Q3 2009 Sanderson Farms Earnings Conference Call
Event Date/Time: Aug 25, 2009 / 03:00PM GMT

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

© 2009 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Final Transcript
Aug 25, 2009 / 03:00PM GMT, SAFM — Q3 2009 Sanderson Farms Earnings Conference Call
CORPORATE PARTICIPANTS
Joe Sanderson
Sanderson Farms — CEO and Chairman of the Board
Mike Cockrell
Sanderson Farms — Treasurer and CFO
Lampkin Butts
Sanderson Farms — President and COO
CONFERENCE CALL PARTICIPANTS
Christina McGlone
Deutsche Bank — Analyst
Farha Aslam
Stephens, Inc — Analyst
Brett Homley
BB&T Capital Markets — Analyst
Christine McCracken
Cleveland Research — Analyst
Ken Goldman
JP Morgan — Analyst
Steven Schaer
Wisco Research — Analyst
Ken Zaslow
BMO Capital Markets — Analyst
Akshay Jagdale
Keybanc Capital Markets — Analyst
PRESENTATION

Operator
Good day, ladies and gentlemen, welcome to the Sanderson Farms, Inc third quarter 2009 conference call. Today’s call is being recorded.
And now at this time, for opening remarks and introductions, I would like to turn the conference over to Mr. Joe Sanderson. Please go ahead, sir.

Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
Thank you. Good morning, and welcome to Sanderson Farms third quarter conference call. Lampkin Butts and Mike Cockrell are with me this morning.
We reported today, for our third fiscal quarter, net earnings of $43 million, or $2.09 per share. This compares to a net loss of $3.6 million, or $0.18 per share, during last year’s third quarter.
I will begin this morning’s call with a few general comments, and will then turn the call over to Lampkin and Mike for more details.
Before making any further comments, I will ask Mike to give the cautionary statement regarding forward-looking statements.

Mike Cockrell — Sanderson Farms — Treasurer and CFO

Final Transcript
Aug 25, 2009 / 03:00PM GMT, SAFM — Q3 2009 Sanderson Farms Earnings Conference Call
Thank you, Joe, and good morning, everyone. This morning’s call will contain forward-looking statements about the business, financial condition and prospects of the Company. The actual performance of the Company could differ materially from that indicated by the forward-looking statements because of various risks and uncertainties. These risks and uncertainties are described in our most recent annual report on Form 10-K, and in the Company’s quarterly report on Form 10-Q, which was filed with the SEC this morning for the third fiscal quarter ended July 31, 2009.
You are cautioned not to place undue reliance on any forward-looking statement made this morning, as each statement speaks only as of today. We undertake no obligation to update or to revise forward-looking statements.
External factors affecting our business such as grain cost, market prices for poultry meat, and the overall health of the economy, among others over which we have no control, have been more volatile than usual over the past year, and our view this morning may be very different from our view a few days from now.

Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
Thank you, Mike. Our results reflect improved market conditions during our third fiscal quarter, when compared to the third quarter of last year. Market prices improved seasonally during the quarter, and our costs for corn and soybean meal were lower than during last year’s third quarter.
We continued to operate well during the quarter, and I thank everyone associated with Sanderson Farms for their focus on our operations. That focus on our operations, and attention to detail, together with a conservatively managed balance sheet, have put us in a position to again significantly grow this Company and add value for our shareholders.
Overall market prices for our fresh chicken improved during the quarter, compared to last year’s third quarter. But I continue to believe the improvement has more to do with production cuts than demand improvement. Retail grocery store demand remains strong, resulting in a higher Georgia dock than last year.
Exports, as well as domestic demand for dark meat, supported leg quarter prices during the first part of the current quarter at levels ahead of the past two quarters. Market prices for boneless breast meat were better than during last year’s third quarter, but softened toward the end of the quarter on continued weak food service demand.
While market prices for both corn and soybean meal have remained volatile, they were lower during the quarter than during last year’s third fiscal quarter, and were slightly higher than during our second fiscal quarter of this year.
We expect feed cost to remain below a year ago for the rest of this year. The USDA August crop report indicated there should be an adequate supply of corn next year, and that the record number of soybean acres should produce a harvest that should help prepare the soybean balance sheet.
However, while all indications are this year’s corn and soybean crops will be adequate, and that significant progress should be made replenishing depleted soybean stocks, market volatility will continue as concerns grow for an early frost and yield issues. This is particularly true for soybeans, as old crop supplies remain tight and the expected large crop is needed.
Despite the volatile grain markets this year, our feed ingredient costs will end the year significantly lower than last year. Based on what we have priced to date, and assuming that we have priced the rest of our needs through the end of the fiscal year at yesterday’s closing prices on the Chicago Board of Trade, our feed ingredient cost would be approximately $118 million lower this fiscal year than last year. This lower cost would translate to a decrease in cost per dressed pound of poultry of $0.047 for the year.
For the fourth quarter, feed costs will be $45 million lower than last year’s fourth quarter, if we priced all our needs today, which would lower cost by $0.069 per pound. It is too early to predict costs for fiscal 2010, but we will be carefully watching the markets for opportunities to begin pricing a portion of next year’s grain at lower cost. We will report our progress on our December call.
The chicken markets are no easier to predict than the grain markets. While egg sets have remained below a year ago, and we are heading into the fall with fewer chickens on the market, we are also heading into the fall and the seasonal reduction in chicken demand with weak demand at most food service establishments. We continue to believe we will not see a meaningful rebound in food service demand until well into calendar 2010 at the earliest, and then only if employment numbers begin to improve.

Final Transcript
Aug 25, 2009 / 03:00PM GMT, SAFM — Q3 2009 Sanderson Farms Earnings Conference Call
Consumers need to get their jobs and confidence back before they’re going to start eating out again. Fewer chickens than normal will be needed this fall to meet demand, and fewer chickens will be available, but we won’t know until we get there whether or not the industry has balanced supply with what we believe will be reduced demand.
We reported on our May call that we would increase live weight at our Mississippi and big bird plants, which we did, but weights remained below target weights for much of the quarter because of heat. We processed 632.6 million pounds of dressed poultry during the quarter, down slightly from the 635.8 million pounds processed during last year’s third quarter. But up from the 570 million pounds processed during our second quarter of this year.
Our headcount increased to full production on August 1, and we expect to run our plants full during our fourth quarter. Lower live weights and the fact we were running our plants at more than full production during last year’s fourth fiscal quarter, will keep pounds below last year’s fourth quarter. We will institute our fall cutback on November 1, and that cutback will be more than normal at our big bird plant. We expect to process 650 million pounds during our fourth quarter, which is 1.3% less than the 659 million pounds processed during last year’s fourth quarter.
Egg sets and seasonally lower fall demand will impact market conditions for the short term. But more important for the long term is the reduction in pullet placements. Through the first seven months of 2009, pullet placements are down almost 4.5% from a year ago.
In its report last Friday, the USDA projected a breeder flock on the ground in February, 5% smaller than a year ago. These numbers indicate that long-term supply numbers will remain in check. While we can never predict with certainty what market conditions will be over the short term, we remain bullish on the long term prospects for our Company and the industry.
We expressed our positive outlook for the long term in July, with the announcement we will resume development of our new North Carolina location. I am pleased to report that we have broken ground at our new Kinston, North Carolina, complex. Both the hatchery and the feed mill are under construction, and construction is scheduled to begin at the processing plant in September.
We expect to begin processing chickens at the plant during the first fiscal quarter of 2011, and look forward to the new opportunities the new plant will provide for the Company, our shareholders, our employees, our growers and our customers.
At this point, I will turn the call over to Lampkin for a more detailed discussion of the market and our operations.

Lampkin Butts — Sanderson Farms — President and COO
Thank you, Joe, and good morning. Overall market prices for poultry products were higher during the quarter when compared to our third quarter last year. The average Georgia dock whole bird price during our third quarter was 2.3% higher than last year’s third quarter. Averaging $0.8812 per pound during the quarter, compared to the $0.8612 per pound last year. The Georgia dock price for this week is $0.865 per pound, which compares to $0.885 per pound for the same week last year.
Although the dock price is off a bit from its summer high, it continues to reflect good demand for chicken in retail grocery stores. Demand for chicken will adjust seasonally after Labor Day, and chicken will be competing in the meat case this Labor Day and fall with cheap pork. Our Labor Day ad business looks good but there will also be cheap pork in the grocery stores and cheap beef as well.
Bulk leg quarter prices were lower for the quarter compared to last year’s third quarter, decreasing 4.9%. Total exports of broiler parts were slightly ahead of last year, through the first half of the calendar year, increasing 0.8% in volume. Export volume to Russia was lower by 22.7% during the first six months of the calendar year, while export volume to China was down 1.6%.
Bulk leg quarter prices averaged $0.464 per pound during our third quarter this year, versus $0.488 per pound during last year’s third quarter. Bulk leg quarters are currently quoted at $0.40 per pound.
Reduced domestic and export dark meat demand are contributing to lower leg quarter prices, as demand from domestic food service customers is being impacted by the weak economy. The recent delisting of plants approved to ship product to Russia will support prices for Russian exports, but much of the product from the delisted plants is being marketed domestically and in Mexico, which has put pressure on prices in those markets.

Final Transcript
Aug 25, 2009 / 03:00PM GMT, SAFM — Q3 2009 Sanderson Farms Earnings Conference Call
Prices for jumbo wings remained strong during our third quarter, when compared to last year. Jumbo wings averaged $1.32 per pound, up 62.6% from the average of $0.812 per pound during last year’s third quarter. Wing prices have remained relatively high all summer, and usually strengthen as we move into the football season.
Boneless breast prices were higher during our third quarter, increasing by 3.4% when compared to the third quarter a year ago. This year’s third quarter average [ernaberry] price of $1.51 per pound compares to an average of $1.46 per pound during last year’s third quarter. Today the ernaberry quoted market for boneless breast meat is $1.34 per pound.
Demand for boneless meat will seasonally adjust down after Labor Day, but as Joe observed, we will also have fewer chickens on the market this fall, compared to last year. Food service demand remains very weak however, and that weakness will keep pressure on breast prices.
The overall result of these market price changes was an increase in our average sales price per pound of poultry products sold of $0.063 per pound, when compared to last year’s third quarter. This increase represents a 9.35% increase from last year’s third quarter.
While our sales price for poultry products increased $0.063 per pound, our grain cost per pound of processed poultry sold decreased $0.058 per pound. The Company paid 26.7% less for corn purchased during the third quarter, compared to our third quarter last year, and paid 1.2% less for soybean meal purchased during the quarter than last year.
We sold 632.1 million pounds of poultry during the third quarter, a 1.4% decrease from the 641.4 million pounds sold during last year’s third fiscal quarter. We processed 632.5 million pounds of dressed poultry during the quarter, down from the 636 million pounds we processed during last year’s third quarter.
For the first nine months of the year, we sold 1.8 billion pounds of poultry products, compared to 1.7 billion last year, and processed 1.77 billion pounds this year compared to 1.78 billion last year. The fact that we sold more pounds than we processed so far this year reflects a decrease in processed pounds in inventory.
We expect a decrease in pounds sold and processed during our fourth fiscal quarter, compared to the same quarter last year, of 1%. We now expect to process 2.427 billion pounds this year, a decrease of approximately 1% compared to 2008.
Performance also improved at our prepared foods division during the third quarter, reflecting a more profitable sales mix and improved efficiencies. We’ve been pleased with the sales progress at our prepared foods plant, as well as our product mix, although we are looking for more sales at that plant.
Looking ahead, we remain confident that we will continue to improve our operating performance and sales execution. Like Joe, I am looking forward to the opportunities a new chill pack plant in North Carolina will provide our Company, our people, our customers and our growers. We have already named a division manager for our Kinston live production division, and are recruiting growers and hiring managers for the entire complex as we speak.
We have a proven model for constructing, starting up and operating a new facility, and our people are anxious to get started. I’m confident our sales team will successfully find customers for our Sanderson Farms chill pack chicken.
At this point, I’ll turn the call over to Mike Cockrell.

Mike Cockrell — Sanderson Farms — Treasurer and CFO
Thank you, Lamp. Our financial results during the third quarter reflect the improved market environment described by Joe and Lampkin. Net sales for the quarter totaled $504.8 million, and that’s up 8.12% from the $466.9 million during the same quarter last year. That increase was the result of an increase in poultry sales price of $0.063 per pound, offset by a 9.2 million pound reduction in volume. The $2.09 per share earned during the quarter compares to a net loss of $0.18 a share during last year’s third quarter.
Our cost of sales for the three months ended July 31, as compared to the same three months during fiscal 2008, decreased 9%. The decrease is a result of the 1.4% decrease in pounds of poultry sold during the third quarter, compared to the same quarter last year, and the lower feed cost.

Final Transcript
Aug 25, 2009 / 03:00PM GMT, SAFM — Q3 2009 Sanderson Farms Earnings Conference Call
Feed cost in flocks sold decreased 19.5%, or $0.058 per pound, from last year’s third quarter, and feed cost accounted for approximately 45.8% of our cost of poultry products sold during the quarter. By comparison, feed cost accounted for 51.7% of our cost of poultry sold during last year’s third fiscal quarter.
The $0.063 per pound improvement in our net sales price for poultry products, when combined with a $0.058 per pound improvement in our cost of feed and flocks sold, resulted in our improved operating margins. Our operating margins at our prepared foods division, as Lampkin mentioned, also improved during the quarter and have improved year-to-date.
SG&A expenses for our third quarter of fiscal 2009 were up $8.5 million to $21.5 million when compared to $13 million for fiscal 2008. This increase reflects the accruals for our ESOP of $4.8 million during the quarter, and accruals for our bonus award program of $3.5 million. Both of which were absent last year, and those numbers were offset by planned reductions in advertising expenditures during the year.
Interest expense decreased $2.3 million to $2 million during the quarter, reflecting lower outstanding debt and lower interest rates. The Company’s effective tax rate for the quarter and for the first three quarters of the year ended July 31 was 36.2%, and we’re using that same number for the balance of the year and the fourth quarter.
At the end of our third fiscal quarter, our balance sheet reflected stockholders equity of $411.4 million, and net working capital of $172 million. The current ratio was 2.7 to 1. Our long-term debt totaled $132.9 million, and our debt to total capitalization ratio was 24.6%, as of July 31, 2009.
We had a relatively large cash position at the end of July, and our net debt-to-cap ratio was 19.6%. We spent $15.9 million on CapEx during the first three quarters of the year, and we also declared $8.8 million in dividends through the first nine months of the year.
We paid back approximately $67 million during the quarter on our revolver, and we will continue to aggressively pay down debt during our fourth quarter as we are able. We used that significantly large cash position on hand at the end of the quarter to pay down an additional $27 million of LIBOR notes that matured during August. And the balance outstanding on the revolver as of today is down to $43 million, and our total long-term debt is down to $106.9 million.
Our balance sheet reflected an increase in the value of our inventories of $13.1 million since October 31, 2008. While the value of processed inventory and feed ingredients actually decreased by $15.2 million, the balance sheet value of live inventories increased [$28.2 million ] since the end of last fiscal year.
Our live inventory was valued at July 31 at cost, while our October 31, 2008 balance sheet reflected live inventories adjustment of $35 million to reduce the value of those to market value, which was lower than cost at that date.
During fiscal 2009, we now expect to spend approximately $23.8 million on CapEx, and that is an increase over our previous guidance. That includes $3.5 million for our Kinston, North Carolina facility. The total CapEx budget for Kinston will be approximately $121.4 million, and most of that will be spent next year.
Our depreciation and amortization during the first three quarters of the fiscal year total $32.7 million. And we expect approximately $43.5 million for the entire fiscal year.
That completes our prepared remarks this morning, but before opening the call for questions, I want to remind everyone that the Company will sponsor a conference for shareholders, investors and analysts, in New Orleans on October 28 and October 29.
The conference will start Wednesday night, the 28th, with the reception, and will continue Thursday morning with presentations by a representative of Agri Stats, a grain expert from Brock and Associates, and management. The conference will conclude at noon on Thursday, the 29th. The conference will be broadcast on the web, and you can find more information on that conference at our website at www.sandersonfarms.com.

Final Transcript
Aug 25, 2009 / 03:00PM GMT, SAFM — Q3 2009 Sanderson Farms Earnings Conference Call
With that Dahlia, we will now open the call for questions.
QUESTION AND ANSWER

Operator
Thank you, gentlemen. (Operator Instructions). Our first question comes from Christina McGlone with Deutsche Bank.

Christina McGlone — Deutsche Bank — Analyst
Thank you. Good morning. Congratulations on a great quarter.

Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
Thank you. Good morning.

Christina McGlone — Deutsche Bank — Analyst
Joe, I wanted to get a better idea of an outlook from you. When you were talking about the fall, you said we’re heading in with fewer chickens but we need fewer chickens than normal because of demand. And so I wasn’t really clear on where you think we’re going in terms of pricing this fall.
Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
Well, we think we’ll be — we’re headed into a normal fall period, where, with our August, September, October quarter is going to be, right now looks decent and we’re comfortable with it. November and December, we don’t know what the numbers of chickens are going to look like yet. We’ll start to see it, if you look on an egg set table, we start getting into kind of I would say difficult comparisons beginning, I believe it’s the week of September 12, compared to a year ago, when they dropped below 200 million, down to — I don’t remember the number, but it was 195? Last year the egg sets dropped significantly, and so those are going to be some difficult comparisons, and we’re going to have to wait until we get to mid-September to see what the industry does then, preparing for the holidays.
But — and then the other side of that equation is going to be grain cost, we’re not going to — I don’t think we’re going to know that for another 30 days, but I feel like the industry is very sensitive to particularly the weak food service demand, and with — so I feel like they’re going to address it with egg sets. The fact that pullet placements are reflecting caution by the industry, I think they’ll also be cautious with the egg sets.
The period I’m talking about is really November, December. November, December, Thanksgiving, Christmas, is the period of slow demand for chicken, and that’s the period where we’ve cut back the most in big bird deboning. And — which we always do, but we’ve cut back more this year, and last year the industry made significant cuts and we’ll kind of know mid-September what the industry is going to do this year.

Christina McGlone — Deutsche Bank — Analyst
Okay. And I think — that was helpful. In the past you talked about ernaberry or market prices running maybe at a $0.15 to $0.18 discount to ernerberry, historically. I’m curious where it is now.

Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
It’s about there.

Christina McGlone — Deutsche Bank — Analyst
Okay.

Final Transcript
Aug 25, 2009 / 03:00PM GMT, SAFM — Q3 2009 Sanderson Farms Earnings Conference Call

Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
It’s about that same level right now. It kind of perked up this week, right after July the fourth it got in a little below that. A week or two it was below, running 20 to 25 back of the quoted market, but in the last week or so it’s gotten back to the normal discount. Once it got to this level, product started moving better, and it — the market has gone unchanged for the last three or four days. At these levels, product is clearing pretty well, and it’s back to what I would call normal trading levels.

Christina McGlone — Deutsche Bank — Analyst
Okay. And then just last question. What should we think about for volume in fiscal 2010 when we’re modeling it? And how deep — are you going to disclose how deep the cutback will be in November?

Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
Lampkin, what, November, December?

Lampkin Butts — Sanderson Farms — President and COO
What we normally do in the fall, probably only around the holidays, is take our full capacity and adjust back. On a normal week, we cut back 4%. Now, last year we started that in October. This year, we’re starting that in November.
But in addition to that, what you have is a complete down day for Thanksgiving and Christmas and New Year’s, and then we— our chill pack plants and our big bird plants will run a four day week, the week before the holiday as well, just because of reduced demand.
And then at our big bird plant, we’ve done a little more cutback than that, and a normal holiday cutback when you put all that together ends up being about 12% from capacity, and that’s where we’ll be at our chill pack plants this November and December, but at the big bird plants that will amount to 17.5% less than capacity.

Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
For November and December. And we hadn’t decided about January. You’ll also have another — you have two holidays in January. You’ve got Martin Luther King as well.

Lampkin Butts — Sanderson Farms — President and COO
Right.

Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
But we hadn’t decided about January yet.

Christina McGlone — Deutsche Bank — Analyst
But overall, 2010 volume will be up year-over-year, do you think?

Mike Cockrell — Sanderson Farms — Treasurer and CFO
This is Mike, Christina. How are you this morning?

Final Transcript
Aug 25, 2009 / 03:00PM GMT, SAFM — Q3 2009 Sanderson Farms Earnings Conference Call

Christina McGlone — Deutsche Bank — Analyst
Good, thanks.

Mike Cockrell — Sanderson Farms — Treasurer and CFO
Good. We haven’t changed what we’ve been saying about 2010. It will be up about 7% from 2009, subject to everything you just heard Joe say. I mean, we’re still — that’s what we have been saying and showing on our charts, is a 7% increase to 2.598 billion pounds of chicken in fiscal 2010. But that is subject to changes as market conditions dictate, and as Joe said, we haven’t even decided yet about January so that number could change.

Christina McGlone — Deutsche Bank — Analyst
Okay. Thank you very much.

Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
Thank you.

Operator
Next in our queue coming from Stephens, Inc, we have Farha Aslam.

Farha Aslam — Stephens, Inc — Analyst
Hi, good morning.

Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
Good morning.

Farha Aslam — Stephens, Inc — Analyst
And congratulations, as well.

Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
Thank you.

Farha Aslam — Stephens, Inc — Analyst
Joe, could you comment on the export market a bit? Are we able to get export permits to China, in particular?

Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
I’m going to let Lampkin comment on that.

Lampkin Butts — Sanderson Farms — President and COO
Good morning, Farha.

Final Transcript
Aug 25, 2009 / 03:00PM GMT, SAFM — Q3 2009 Sanderson Farms Earnings Conference Call

Farha Aslam — Stephens, Inc — Analyst
Good morning.

Lampkin Butts — Sanderson Farms — President and COO
Yes, we are so far, and we haven’t — we have not missed any shipments to China so far. Our trading partners over there have done an excellent job getting these certificates, the ARS, and so we’ve continued to ship. I will tell you that they describe that as a lot tighter, that they — where they used to book those import certificates six months at a time, they’re booking them 30 days at a time. And it’s my understanding that all — not all importers in China are able to get those.
So that is tighter. We hadn’t missed any shipments. I do know that the Chinese like the language in the Senate bill, and they’re watching to see if that could be resolved in conference committee.
So we’re watching it closely. It’s not over. It’s still an issue of the Senate bill, is helpful, the language in that bill is helpful, and we’ll see what develops in September when they come back to work.

Farha Aslam — Stephens, Inc — Analyst
But Sanderson, you do have adequate certificates to cover you, you think, through that September, October time frame? And do you anticipate any interruptions in your exports to China at this time?

Lampkin Butts — Sanderson Farms — President and COO
We are in good shape through September, and we don’t anticipate any interruptions, although it’s possible, but we don’t anticipate that at this time. Our contacts in Washington tell us that even if the trade representatives office there, they have a hopeful — they describe the situation as hopeful, because the White House supports the Senate language. And also they think if it goes — if it continues to go through the appeal process at WTO, that really China would have a very, very good chance of winning it there, if it’s not resolved in conference committee.

Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
I’m going to caution about any market — any export market, every export market, you’re subject to disruption at any minute of any day.

Lampkin Butts — Sanderson Farms — President and COO
For any reason.

Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
Everything is okay today, and we think it’s all right through September, and our partners over there have been able to get certificates, but I would — you just always need to be cautious about any export market.

Farha Aslam — Stephens, Inc — Analyst
And then, so on exports, what are leg quarters being booked for right now? And kind of what — if you have a forward read on leg quarter pricing?

Final Transcript
Aug 25, 2009 / 03:00PM GMT, SAFM — Q3 2009 Sanderson Farms Earnings Conference Call

Lampkin Butts — Sanderson Farms — President and COO
Farha, our August production, of course ernaberry is $0.40, we’ve been — we were booked into Russia in the mid-40s, delivered port. Other countries, domestic and Mexico, other countries were mid-30s, and even though we really have not booked all that for September production, but I think the prices are going to be similar to that. Could be a little lower, but I don’t see them being any higher. I’m saying similar to that for September.

Mike Cockrell — Sanderson Farms — Treasurer and CFO
You’re not going to have — you’re not going to be any lower than that?

Lampkin Butts — Sanderson Farms — President and COO
Not what we’re seeing. There’s talk of high 20s, but we have not booked anything at that and we’re above that.

Mike Cockrell — Sanderson Farms — Treasurer and CFO
All right.

Lampkin Butts — Sanderson Farms — President and COO
And so that’s what we’re shooting for in September. We just have not booked that.

Farha Aslam — Stephens, Inc — Analyst
That’s helpful. And my final question, Joe, you had mentioned increased supply of kind of cheap pork and cheap beef. Could you just share with us your thoughts on how that will impact chicken and the retail feature activity in light of the cheap competing meats?

Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
We think Labor Day is going to be very similar to July the fourth. We’re going to see, in the east, we’re going to see chicken in Florida and Alabama and New Orleans and all of our customers in the east are going to feature chicken and pork. In the west, when you get to Texas and Arizona and Utah and that area, you’re going to see more pork. You’ll see chicken but it will be in less of a featured role. And it’s going to be very similar to July the fourth.
We have good features. We’re probably going to have to run our retail plants on the Saturday before. But it’s going to break out very similar, more pork in the west, chicken in the east.

Farha Aslam — Stephens, Inc — Analyst
That’s very helpful. Thank you very much.

Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
Thank you.

Operator
Next up we have Heather Jones with BB&T Capital Markets.

Final Transcript
Aug 25, 2009 / 03:00PM GMT, SAFM — Q3 2009 Sanderson Farms Earnings Conference Call

Brett Homley — BB&T Capital Markets — Analyst
Hey, guys, this is actually Brett Homley standing in for Heather. Good quarter.

Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
Good. Thank you, Brett.

Brett Homley — BB&T Capital Markets — Analyst
Joe, you mentioned the fall cutbacks that you announced and some that are going to be in excess of the normal. Are those just on a per head basis or does that take into account any weight expectation?

Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
We anticipate running our normal weight, be heavier than last year. Last year we had reduced our live weight. We’ll be back to our normal weight. We’re a little lighter right now than our normal weight we were during the quarter because of heat. We’ll be back to our normal targeted live weight, we hope, as soon as it cools off here, maybe October, November and December. And what we were really talking about is headcount.

Brett Homley — BB&T Capital Markets — Analyst
Okay. Thank you. And then Mike, was there anything else abnormal on the SG&A expense line, besides those ESOP and bonus accrual items?

Mike Cockrell — Sanderson Farms — Treasurer and CFO
No, not really. Of course, they were — as I mentioned, they were both absent last year. We did as planned, and as we have continued all year, reduced our advertising cost, but no, there was no—.

Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
Also, the ESOP and the bonus accruals were catch-up accruals.

Mike Cockrell — Sanderson Farms — Treasurer and CFO
Absolutely.

Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
And they will normalize for the fourth quarter.

Brett Homley — BB&T Capital Markets — Analyst
So you don’t expect a similar type impact going forward, near term?

Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
No. They were catch-ups for nine months.

Final Transcript
Aug 25, 2009 / 03:00PM GMT, SAFM — Q3 2009 Sanderson Farms Earnings Conference Call

Mike Cockrell — Sanderson Farms — Treasurer and CFO
Yes, they will be lower in our fourth quarter.

Brett Homley — BB&T Capital Markets — Analyst
Okay. Got you. And then on the food service side, I was wondering if you guys could share if you’ve seen any deterioration in the year-over-year changes that have been taking place? So the decline that we’ve been seeing in food service and weak demand there, have you seen any further deterioration there?

Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
No, no. It’s stable and it’s just static, nothing’s changed. There’s been no change. It started in the second and third quarter of ‘08, and since the first quarter of — I think the bottom was the first quarter of — fiscal quarter of ‘09, and since that time it’s been stable. We haven’t seen any change in it.

Brett Homley — BB&T Capital Markets — Analyst
Okay. Thank you.
And my last question, just looking at 2010 and it sounds like in your prepared comments that you haven’t started to really lock in any grain there, but I just thought I’d ask to see what your approach has been thus far, if you’ve started locking in for 2010. And also if you could give some comments surrounding Q4 of this year, and if you’re staying close to the market there or what you had looked at during Q3.

Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
We are very close to the market for our fourth quarter. We have not booked all of our needs for the fourth quarter. The market is very unsettled, weather-driven right now. Market is very nervous. Conditions are excellent, outstanding, wonderful, potential for a record crops are there. Market’s very nervous because the crop is late.
An early frost would be an anomaly. There hadn’t been an early frost since the ‘70s. Nevertheless, that could occur, but we’re just being very patient right now.
Everything, a cool Midwestern summer, every time there’s been one there’s been record yields in both corn and beans. There’s been perfect rain, perfect weather, perfect soil moisture. Everything is set for great yields, and we are being patient right now, and it’s going to be another 30, 40 days before we know what to do.

Brett Homley — BB&T Capital Markets — Analyst
Okay. Great. Thanks so much, guys.

Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
You bet.

Operator
Next we have with Cleveland Research, Christine McCracken.

Final Transcript
Aug 25, 2009 / 03:00PM GMT, SAFM — Q3 2009 Sanderson Farms Earnings Conference Call

Christine McCracken — Cleveland Research — Analyst
Good morning.

Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
Good morning.

Christine McCracken — Cleveland Research — Analyst
Just wanted to follow up on the earlier line of questioning on retail. You know, we’re sitting here in front of the fall season, headlines today about H1N1 and the potential risks. Have you seen any pullback from retailers in terms of their support for pork, and is that a potential benefit for chicken going into the fall?

Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
We have not seen any pullback. You know, it almost feels like they’re getting more play for Labor Day than they did July the fourth. I can’t — it’s kind of breaking out east and west again, but the price is — is the price lower you think now than it was? Yeah, I think so too. It feels like it’s totally price-driven.
You know, if it pops across the country like they say it is, I don’t know, Christine. You know, if it — did I see where they said 90 to 150 million people may contract this? Yeah, that’s what I saw in the news in the last couple of days. I don’t know what the reaction’s going to be.
If they call it H1N1, which they should, it shouldn’t have an impact. But if it’s hyped to swine flu, I don’t know what it’s going to do. I don’t want to get in that.

Christine McCracken — Cleveland Research — Analyst
But you haven’t seen any noticeable change in intentions.

Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
No, no. Labor Day they’re running pork, and I think it’s maybe they’re running a little bit more for Labor Day than they did for July the fourth, is what it feels like.

Christine McCracken — Cleveland Research — Analyst
And then I sensed a little hesitation on the wing outlook. Obviously wings have been incredibly strong all year, but—.

Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
No, no hesitation. We’re bullish on — wings are going up. We’re bullish on wings.

Christine McCracken — Cleveland Research — Analyst
Okay. You think they’ll continue to increase or are we kind of peaking out or — ?

Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
Well, I don’t know how much more up it has in it with breasts at $1.34. But it’s gone up. When did it go up this week?

Final Transcript
Aug 25, 2009 / 03:00PM GMT, SAFM — Q3 2009 Sanderson Farms Earnings Conference Call

Lampkin Butts — Sanderson Farms — President and COO
Last week.

Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
It started moving up last week, and demand for wings is outstanding, and it’s good.

Christine McCracken — Cleveland Research — Analyst
It sounds like about 20% or so of that kind of food service wing demand is being met by a boneless wing or breast meat product. Is that going to help breast meat? Is it going to keep a lid on wing prices? What’s your expectation there?

Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
I wouldn’t be surprised if breasts at these prices wouldn’t find its way in and kind of keep wings until January. When January comes, it doesn’t matter. Wings are going to go. But for the time being, it wouldn’t surprise me if boneless wings and that kind of — you know, the white meat wouldn’t keep wings in check a little bit. That wouldn’t surprise me.
But wings are already $1.35 or so, aren’t they? I mean, my goodness. They’re the same price as breast meat. That’s good.

Christine McCracken — Cleveland Research — Analyst
There you go. And I guess just one last question, on demand. You had said that food service demand was, in your words, stable here into July and August. If you make the case that supply hasn’t really changed and retail is good, you would normally see breast meat obviously come off some seasonally, but maybe you can give us a little more color on what’s behind that.

Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
Behind the seasonal decline?

Christine McCracken — Cleveland Research — Analyst
Well, you know, we’ve from some food service contacts in multiple channels that food service actually got quite a bit worse in July and first of August, so —

Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
No, we didn’t see any decline. We just saw a decline in price, and we just — we think it was just a supply. Our sales were — we didn’t really — we didn’t see it. We’re tracking about the same volumes that we’ve been looking at all year at food service. We were surprised to see the market fall in August. We thought we might have seen these prices later in the fall. That probably indicates some demand is off somewhere but we haven’t seen it in our orders.

Lampkin Butts — Sanderson Farms — President and COO
We were — yes, we saw breast popping up at — from different places, from different people that were showing up, but it wasn’t from — we never did have a lot of excess breast. It was kind of some further processors that normally are not out there.

Final Transcript
Aug 25, 2009 / 03:00PM GMT, SAFM — Q3 2009 Sanderson Farms Earnings Conference Call

Christine McCracken — Cleveland Research — Analyst
Might be an inventory deload of some sort. Although inventories have been staying pretty lean.

Lampkin Butts — Sanderson Farms — President and COO
Yes, they have. They have.

Christine McCracken — Cleveland Research — Analyst
All right. I’ll leave it there. Thanks.

Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
Thank you.

Operator
Let’s move on to JP Morgan’s Ken Goldman.

Ken Goldman — JP Morgan — Analyst
Good morning.

Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
Good morning.

Ken Goldman — JP Morgan — Analyst
So looking into fiscal 2010, there’s a lot to like. There’s probability of sustained growth in the corn crop and the soybean meal crop and so forth, but my question is really on the upcoming quarter, the fourth quarter.
Because, if you look at some of the headwinds, Georgia dock is hanging in there. But starting to come off the boil a little bit, it’s now down a little bit year on year. You have — it sounds like you guys have not locked in a lot of soybean meal, and even though maybe the prices for the futures are overheated now, you may be buying a lot of soybean meal at inflated prices for this quarter.
There’s talk as you said of maybe $0.20 leg quarters or so. China’s a risk. So, I’m looking at, and I know you don’t provided specific guidance, but I’m looking at the EPS number that’s out there on the Street and it’s $1.20. Which implies I think over $40 million in operating income.
Is it fair to suggest that that’s probably a little bit aggressive, even though things are going well, maybe they’re not going that well for you?

Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
I don’t know. Depends on — I don’t know what Labor Day is going to do and I don’t know what grain prices are going to be. We hadn’t priced them yet. I know August is going to — we’re pretty comfortable with August. August is going to be a pretty decent month and — but I don’t know what the markets are going to do in September and October.
But August is going to be a good month and — but I have no clue about, with boneless breast where it is, movement is pretty good and just depends on if it hangs here. We hadn’t seen anywhere near $0.20 leg quarters. If we book leg quarters at — if Lampkin’s right and we book leg quarters for September in the 30s, you’re going to have September look a lot like August, and so that doesn’t feel out of reach today.

Final Transcript
Aug 25, 2009 / 03:00PM GMT, SAFM — Q3 2009 Sanderson Farms Earnings Conference Call

Ken Goldman — JP Morgan — Analyst
Okay. Even with soybean — that’s good to hear. Even with soybean meal probably on an actual basis spiking for you guys a bit?

Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
Well, soybean meal is going to be higher, but a lot of your cost in the chickens in the fourth quarter is going to come from the soybean meal you brought into your mills in the third quarter. It will be a blended cost. It won’t all be what you bring in in September and October. We paid — what we paid for soybean meal in August is a good bit higher than what we paid in July. But that’s going to be blended with our July cost. You see what I mean?

Ken Goldman — JP Morgan — Analyst
I do. I do. And then one more question for you. You mentioned you’re in a position to grow the Company significantly. You have a lot of cash on the balance sheet by your measure. There’s still a big shelf out there, if I’m right, and you still have some of your competitors fairly distressed in terms of the balance sheets. Is it reasonable to assume that you guys might be looking at acquisitions now or is that something that you are holding off on?

Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
Well, we’ve pretty much focused on Kinston right now. That’s $120 million commitment, and Kinston is what we’ve chosen to do. We are always evaluating opportunities but pretty much our focus is on Kinston.

Ken Goldman — JP Morgan — Analyst
Okay. Thank you.

Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
Thank you.

Operator
Next up with Wisco Research, we have [Steven Schaer].

Steven Schaer — Wisco Research — Analyst
Good morning.

Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
Good morning.

Steven Schaer — Wisco Research — Analyst
Say, I want to talk a little bit more about corn and corn pricing. And specifically, how much did you buy forward in this quarter, and with the benefit of hindsight, do you think that was a pretty good purchase or in hindsight do you kind of wish you would have waited in the quarter to buy corn.

Final Transcript
Aug 25, 2009 / 03:00PM GMT, SAFM — Q3 2009 Sanderson Farms Earnings Conference Call

Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
Which quarter now? Third or fourth?

Steven Schaer — Wisco Research — Analyst
Third quarter, the quarter that we just finished.

Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
We’re pretty happy with what we bought in the third quarter.

Steven Schaer — Wisco Research — Analyst
Okay. So did you get a lot of prices — did you buy a lot in August and — ?

Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
We bought — did we buy a lot? They’re not but four weeks in August so —

Steven Schaer — Wisco Research — Analyst
Okay.

Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
I wish we had waited to buy some of that corn.

Steven Schaer — Wisco Research — Analyst
Yes. Well, yes, that’s why I’m curious because it’s rolled over now a little bit.

Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
Well, we — some months you win and some months you lose. We bought — some we’ve just — we did real well on corn in the third quarter, and we still have a lot to price in the fourth quarter. But the August corn, we priced a little early and — but we still have a lot to price for the fourth quarter. We hadn’t priced all of it yet.

Steven Schaer — Wisco Research — Analyst
I see. And then secondarily, you guys have six solids of free cash flow so far this year, and I appreciate you’re paying down debt, you’re being very aggressive on that metric, but is there anything — any point where you say, our debt-to-cap’s low enough, that some metric you’re looking at at debt that maybe you change the focus. Obviously you’ll have Kinston coming up but will you think about changing your dividend or think about share buyback or anything of that sort?

Final Transcript
Aug 25, 2009 / 03:00PM GMT, SAFM — Q3 2009 Sanderson Farms Earnings Conference Call

Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
We had a very low CapEx budget this last year, and my guess Islam is Lampkin and the division manager are fixing to come in here with a pretty strong CapEx budget. I hadn’t seen it, but my guess is, our CapEx budget is fixing to, our normal, regular — they’re fixing to come in with some great ideas for us to spend on our normal CapEx budget, plus we have Kinston which is $120 million, and then I — we always consider dividends, but I think we have plenty of obligations on capital expenditures right now.

Steven Schaer — Wisco Research — Analyst
I see. All right. Great quarter. Thanks.

Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
Thank you. Thank you very much.

Operator
And next from BMO we have Ken Zaslow.

Ken Zaslow — BMO Capital Markets — Analyst
Good morning, everyone.

Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
Good morning.

Ken Zaslow — BMO Capital Markets — Analyst
I just have a couple follow-ups, just because most of my questions have been asked and answered. In terms of the promotional activity for pork, it seems like they’re doing it to clear out production, clear out product before the fall in the H1N1 season. I guess my question on this is, how long do you think this will last? First of all, do you agree with me, and do you think that once it’s cleared out you’ll be fine after the November, December in terms of the promotional activity and how long will it last?

Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
I think it’s strictly driven by price. I think the retailers are going to — are getting some tremendous deals on pork products at very low prices, and I hadn’t seen the newspapers yet, but I think you’re going to see some very low prices on ribs and Boston butts and tenderloins and pork chops and all kind of pork prices, and I think they have a window of opportunity right now, before what Christine was talking about. If there is a huge outbreak and it does start getting headlines, this is their opportunity to, maybe in the next 60 days to feature pork and at these low prices and do it, and I think it’s totally price-driven.

Ken Zaslow — BMO Capital Markets — Analyst
Okay.

Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
And we’re going to see it and it’s more popular in the west and the southwest than it is in the east.

Final Transcript
Aug 25, 2009 / 03:00PM GMT, SAFM — Q3 2009 Sanderson Farms Earnings Conference Call

Ken Zaslow — BMO Capital Markets — Analyst
Okay. In terms of egg sets, is it more important to see the change move or the absolute level?

Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
The absolute number is the most important thing, the percentage is not important. The absolute number is what’s important.

Ken Zaslow — BMO Capital Markets — Analyst
And what are the type of numbers that you would want to see? Obviously everybody would want to see it lower, but what is a realistic type of number that you would expect and would help return chicken margins back up and breast prices moving up? What are the parameters to what you kind of think about the numbers?

Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
This 200 million number has seemed to kind of keep a pretty good balance on things right now, and 205 we’re pretty good through the summer, and we’re fixing — I believe it begins mid-September for the holidays. I believe it dropped — I don’t have that sheet in front of me, Ken, but I know it dropped down to 195 and maybe even below that for the — I don’t have it, but it was — for the Thanksgiving, for November, December, it dropped down lower than that, and I think we need something lower than what we have now to get through the holidays. And then it started going back up.
When you look at those numbers, you also have to blend in — you’ve got to blend in a 42 day old chicken, a 49 day old chicken for trade pack and than a 60 day old chicken for the deboners and you’ve got to put all that together. When you get to last year’s comparisons, they’re going to be more difficult when you get to mid-September than what they are right now.

Ken Zaslow — BMO Capital Markets — Analyst
Okay. But you don’t care if — year-over-year, they could be slightly up or whatever but you care more about the absolute.

Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
I do. I care more about the absolute number than I do about the percentage.

Ken Zaslow — BMO Capital Markets — Analyst
Okay, and then two more. November, December, can the industry be breakeven? I’m assuming they won’t lose money, but—.

Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
Oh, yes.

Ken Zaslow — BMO Capital Markets — Analyst
—roughly breakeven, is that a fair kind of assumption for the industry?

Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
You could. Sure, you could. Absolutely you could.

Final Transcript
Aug 25, 2009 / 03:00PM GMT, SAFM — Q3 2009 Sanderson Farms Earnings Conference Call

Ken Zaslow — BMO Capital Markets — Analyst
But you don’t — you’ll stay out of the red?

Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
You could do either one. I mean, you could lose a little money, you could make a little money. You know, I don’t know.

Ken Zaslow — BMO Capital Markets — Analyst
Okay. And then I get this question a lot from investors, I think it’s probably better for you to answer than me because I have to make some sort of guesses. If I assume Georgia dock leg and wing prices, and soybean meal prices, stay unchanged, how much could boneless breast prices move to offset a dollar move in corn? How is that relationship just between boneless breast and corn, assuming everything else stays constant?

Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
I have no idea. I don’t — I don’t look at that.

Lampkin Butts — Sanderson Farms — President and COO
Yes, we’ve quoted the general rule about corn before, that for every $0.10 per bushel move in corn, it impacts cost, live cost by a quarter of a cent a pound.

Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
$10 a ton in soy.

Lampkin Butts — Sanderson Farms — President and COO
So, but $1 bushel, I think that’s what you said. That’s $0.025 a pound.

Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
You’ve got to yield it at 85%. I don’t know.

Lampkin Butts — Sanderson Farms — President and COO
I’m not sure, Ken.

Ken Zaslow — BMO Capital Markets — Analyst
That makes two of us. Because I get that question. I keep on scratching my head exactly.

Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
Too many moving parts.

Final Transcript
Aug 25, 2009 / 03:00PM GMT, SAFM — Q3 2009 Sanderson Farms Earnings Conference Call

Lampkin Butts — Sanderson Farms — President and COO
I’ll do the work. Next time you ask, we’ll be ready to answer. Too many moving—.

Ken Zaslow — BMO Capital Markets — Analyst
Thank you very much.

Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
Thank you.

Operator
Gentlemen, we have one last question in our queue coming from KeyBanc Capital Markets, Akshay Jagdale.

Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
Good.

Akshay Jagdale — Keybanc Capital Markets — Analyst
Good afternoon. Congratulations on a very good quarter.

Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
Thank you.

Akshay Jagdale — Keybanc Capital Markets — Analyst
Couple of questions. One is — I’ll start with the short-term question as a follow-up to some of the ones that have been asked. In terms of — you gave clear feed cost guidance, I think you said feed costs are going to be down $117 million for the year. That would imply that the year-over-year change in feed cost in 4Q will actually be more than it was in 3Q. So that’s one thing.
I think sequentially the way I look at it, your feed costs are not changing much, and then on the revenue side, seasonally, demand has come down, prices have come down, but as of today, looks like your revenue per pound is going to look very much like 2Q. So from where I stand, if I take those two data points together, as of today it looks like you may have another 9%, 10% EBIT margin quarter as of today. Am I missing something there?

Mike Cockrell — Sanderson Farms — Treasurer and CFO
No. As of today — The 118 million we quoted was based on if we had locked in.

Lampkin Butts — Sanderson Farms — President and COO
If we had priced everything yesterday.

Mike Cockrell — Sanderson Farms — Treasurer and CFO
And we didn’t.

Final Transcript
Aug 25, 2009 / 03:00PM GMT, SAFM — Q3 2009 Sanderson Farms Earnings Conference Call

Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
And we didn’t and we hadn’t priced it. That’s where the 118 million. But today, where prices are today, if you look at $0.32, $0.34 leg quarters and $1.34 breast and $1.30 wings, that’s about where you were in the second quarter.
Now, I don’t know about exactly about feed cost, but you’re pretty close on price, and I think maybe a little bit higher on feed cost in the fourth quarter. But you’re not too far off. You’re higher on soy but you’re probably —

Lampkin Butts — Sanderson Farms — President and COO
—you’re higher on soy and you’re lower on corn.

Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
But you’re pretty close right now as you sit here today to the second quarter.

Akshay Jagdale — Keybanc Capital Markets — Analyst
Okay.

Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
That’s what he’s saying. Yes. And that’s the same as the estimates, is what he’s saying. But you don’t know what you’re going to do for September and October.

Lampkin Butts — Sanderson Farms — President and COO
Right. You know, if you go back and look at boneless, boneless averaged $1.38 in our second fiscal quarter. Today,—.

Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
You’re $1.34.

Lampkin Butts — Sanderson Farms — President and COO
You’re $1.34. What you’ve got to ask yourself about the revenue side is, of course, where do you think all that’s going.

Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
And where were you on leg quarters for the quarter?

Lampkin Butts — Sanderson Farms — President and COO
You’re actually a little above that. You’re a little above on leg quarters right now versus where you were in the second quarter, but to finish that thought, though, and that analysis, you’ve got to plug in—.

Final Transcript
Aug 25, 2009 / 03:00PM GMT, SAFM — Q3 2009 Sanderson Farms Earnings Conference Call

Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
We’ve sat around the office and made that same observation.

Akshay Jagdale — Keybanc Capital Markets — Analyst
Okay. And then just to follow up a little bit more long-term, if you look at fiscal 2010, right now you’re saying production is going to be up 7% or so, and I know that’s subject to change. But just taking a historical view, this is the longest and most severe cutback in excess we’ve ever seen. As of last week, it’s lasted 70 weeks. On average, egg sets are down 5%, and if you compare it to like a 10 year average, year-to-date egg sets are still down 2%.
So it seems like from a supply perspective, everything is very much in check, more so than it’s ever been historically. So when I look at down side risk to earnings next year relative to fiscal ‘09, I think the biggest piece that I see that could come down is really leg quarters, right, because leg quarter pricing at the end of this year is going to be relatively high compared to the historical average, and breast prices are not as good.
So can you just talk to where you see the most down side? I mean, there’s so much negative sentiment about food service demand, but here we are today in ‘09 and breast prices are already down from historical levels, and you have a very good supply dropback. So just, can you help us — sitting here today and you’re thinking of down side risk for next year, what’s the biggest worry for you?

Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
Well, I think the first thing I would observe would be that — would be the production outlook, and the first thing I would look at there would be pullet placements. And pullet placements are down and they’re down historically and it’s the first time in my history here that I’ve ever seen pullet placements down like this, and I think there’s a reason for it, and I think 2009, the experience in 2009 is the reason.
And if you look at our industry, if you remove the major tray packers from the market and the major tray packers, there’s only five or six people that do that, and you can name them all on one hand, the people that pack for the retail grocery, and if you’ll take those people out, then every other complex and every other company packs product for food service. It’s either quick serve, fast food, or they pack fresh bulk for food service like we do at our big bird deboning, or they pack and further process and batter bread and go into food service.
But everybody else, other than the chill packers, are involved in food service, and they know and feel every day the lack of demand at food service, and because of that and because of their experience last year, they have no plans to grow. And they know that that market is weak, and in addition to that, their access to credit for a lot of those people is diminished, and in addition to that, the people that bank them I think have less appetite for the chicken business than they did two and three years ago. I think that’s number — I think that’s the first part of the analysis of what you can expect out of the industry next year.
The other side of that equation, when you look at the demand side, I think that has to begin with when the economy is going to recover or to begin to recover, and I don’t think — I think it might begin in 2010 but it doesn’t recover in 2010. It might begin in 2010.
And you’ve got to have people going back to work and people getting jobs back and they — the numbers, there’s 15 million people out of work, and those people have to go back to work, they have to get their paycheck, and they’ve got to be confident they’re going to have their paycheck, have their job, and the same thing’s true about the export market. The people and the countries where we export, they have to get their jobs back, and they have to be comfortable that their economies are good. And all of those things have to happen before demand returns.
Now, I don’t think all that happens in 2010. I think it might begin to happen, but I don’t think it all happens, and so we believe that it begins but we don’t think it’s — it all happens, and so I’m optimistic about the production side. I don’t think there’s any way in the world the industry ramps up production for all those reasons I said.

Akshay Jagdale — Keybanc Capital Markets — Analyst
That’s very helpful. It seems like you’re very optimistic in general, optimistic.

Final Transcript
Aug 25, 2009 / 03:00PM GMT, SAFM — Q3 2009 Sanderson Farms Earnings Conference Call

Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
I’m very optimistic about the long-term and I’m more optimistic because of the experience of 2009. The demand side, I think I am — I think I’m realistic, and I think it’s going to take time for all those pieces to get put back in place. The thing about it is, when that comes back, the industry is not going to be prepared to meet that demand.

Akshay Jagdale — Keybanc Capital Markets — Analyst
Right. So I mean, going to $1.18 breast prices like in ‘06, post avian flu, seems highly unlikely. You’re speaking more to the upside where we see supplies are tight, inventories are really tight, so if there is a demand pullback, which you’re saying will start in 2010, you could see a significant increase in pricing. So, is it fair to say then that the only thing I guess—.

Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
I didn’t say significant. I don’t think it will be significant. I think it will be gradual and I think it wouldn’t — it would be — I don’t see significant and explosive. I just don’t see that in the cards. I see gradual. And I see gradual and I see something similar to like we saw this year. I see gradualism, as people gradually go back to work and you see gradual improvement in markets.

Akshay Jagdale — Keybanc Capital Markets — Analyst
All right. And then just one last one on the grain side, I know it looks like it’s going to be a bumper crop. Conditions seem good. Some worry about frost, et cetera. At one point, people were talking about 250 corn. Do you see that in any way over the next 30 days as being a big — could be a big positive in terms of feed cost coming down next year?

Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
I don’t like to count my kernals before they’re shucked. I don’t know yet. I don’t know. You just don’t know yet. You’ve got to wait.
There could be a good corn crop and a good soybean crop, but you’ve got another 30 or 40 days before you’re going to know and you could get wet and the slow harvest and you could get a frost. An early frost would be an anomaly and — but it could happen and I don’t know, I just don’t like counting on that.
I like for them to harvest it and you may be — you’ll get another report in February, another — I mean in September, another one in October and a count in January, and you could get a wet harvest and a slow harvest and all kind of things that could happen.

Akshay Jagdale — Keybanc Capital Markets — Analyst
Thank you very much.

Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
Thank you.

Operator
Gentlemen, we have no further questions in our queue. Mr. Sanderson, I’ll turn the call back over to you, sir.

Joe Sanderson — Sanderson Farms — CEO and Chairman of the Board
Good. Thank you for spending time with us this morning, and we’ll look forward to reporting our year-end results to you in December. Thank you for joining us.

Final Transcript
Aug 25, 2009 / 03:00PM GMT, SAFM — Q3 2009 Sanderson Farms Earnings Conference Call

Operator
Once again, that does conclude today’s conference call. Thank you again for your participation.

DISCLAIMER
Thomson Reuters reserves the right to make changes to documents, content, or other information on this web site without obligation to notify any person of such changes.
In the conference calls upon which Event Transcripts are based, companies may make projections or other forward-looking statements regarding a variety of items. Such forward-looking statements are based upon current expectations and involve risks and uncertainties. Actual results may differ materially from those stated in any forward-looking statement based on a number of important factors and risks, which are more specifically identified in the companies’ most recent SEC filings. Although the companies mayindicate and believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate or incorrect and, therefore, there can be no assurance that the results contemplated in the forward-looking statements will be realized.
THE INFORMATION CONTAINED IN EVENT TRANSCRIPTS IS A TEXTUAL REPRESENTATION OF THE APPLICABLE COMPANY’S CONFERENCE CALL AND WHILE EFFORTS ARE MADE TO PROVIDE AN ACCURATE TRANSCRIPTION, THERE MAY BE MATERIAL ERRORS, OMISSIONS, OR INACCURACIES IN THE REPORTING OF THE SUBSTANCE OF THE CONFERENCE CALLS. IN NO WAY DOES THOMSON REUTERS OR THE APPLICABLE COMPANY OR THE APPLICABLE COMPANY ASSUME ANY RESPONSIBILITY FOR ANY INVESTMENT OR OTHER DECISIONS MADE BASED UPON THE INFORMATION PROVIDED ON THIS WEB SITE OR IN ANY EVENT TRANSCRIPT. USERS ARE ADVISED TO REVIEW THE APPLICABLE COMPANY’S CONFERENCE CALL ITSELF AND THE APPLICABLE COMPANY’S SEC FILINGS BEFORE MAKING ANY INVESTMENT OR OTHER DECISIONS.
© 2009 Thomson Reuters. All Rights Reserved.